UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686 Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2005, CapitalSource Finance LLC (“CapSource”) accepted an assignment of the Loan and Security Agreement (the “Loan Agreement”) between Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), and Wells Fargo Foothill, Inc. (“WFF”). On the same day, we consented to the assignment of the Loan Agreement to CapSource, released WFF from any claims we may have against WFF, and entered into Amendment Number 6 (the “Amendment”) of the Loan Agreement. Under the terms of the Amendment, all the basic provisions of the Loan Agreement remain substantially the same, including the nature of the collateral, an interest rate based on 30-day LIBOR plus 3% and, upon the amendment and restatement of the Loan Agreement described below, our right to borrow up to $17,500,000 subject to a borrowing base formula. Amended terms include a consent to the sale of the assets related to our sign business, payment of certain fees, a covenant holiday until May 31, 2005 for the minimum excess availability financial covenant, and an agreement to amend and restate the Loan Agreement for a three-year term prior to June 1, 2005. If we do not enter into an amended and restated Loan Agreement with CapSource by June 1, 2005, we are required to repay all outstanding obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: May 6, 2005

/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary